Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2017

RICHMOND, Va. (November 6, 2017) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter of 2017.

Selected Statistical and Financial Data
As of and For the Three and Nine Months Ended September 30
(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change

Net income	$62,824	$13,694	358.8%	$184,795	$103,098	79.2%
Net income per share	$0.28	$0.07	300.0%	$0.83	$0.57	45.6%

Adjusted EBITDA	$120,400	$104,084	15.7%	$345,465	$283,208	22.0%
Comparable Hotels Adjusted Hotel EBITDA	$125,094	$123,399	1.4%	$360,078	$364,251	(1.1%)
Comparable Hotels Adjusted Hotel EBITDA Margin	38.9%	38.9%	-	38.5%	39.5%	(100 bps )
Modified funds from operations (MFFO)	$107,943	$93,706	15.2%	$308,474	$253,384	21.7%
MFFO per share	$0.48	$0.49	(2.0%)	$1.38	$1.41	(2.1%)

ADR (Actual)	$136.73	$136.04	0.5%	$135.97	$135.88	0.1%
Occupancy (Actual)	80.0%	80.2%	(0.2%)	78.7%	78.9%	(0.3%)
RevPAR (Actual)	$109.45	$109.07	0.3%	$106.96	$107.18	(0.2%)

Comparable Hotels ADR	$136.83	$134.79	1.5%	$135.84	$134.88	0.7%
Comparable Hotels Occupancy	80.2%	80.4%	(0.2%)	78.8%	78.7%	0.1%
Comparable Hotels RevPAR	$109.77	$108.32	1.3%	$107.10	$106.20	0.8%

Distributions paid	$66,905	$57,227	16.9%	$200,716	$161,940	23.9%
Distributions paid per share	$0.30	$0.30	-	$0.90	$0.90	-

Total debt outstanding	$1,306,836
Total debt to total capitalization (2)	23.7%

(1) Explanations of and reconciliations to net income of Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO are included below.
(2) Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $18.91 on September 30, 2017.

Comparable Hotels is defined as the 236 hotels owned and held for use by the Company as of September 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

 Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT, commented, “We are pleased to have produced solid Comparable Hotels RevPAR growth of 1.3 percent and a strong Comparable Hotels Adjusted Hotel EBITDA Margin of 38.9 percent during the third quarter of this year, despite modest growth in business travel. We continue to enhance our portfolio through strategic transactions that we believe will increase shareholder value over the long term and are pleased to have acquired five well-located, select-service hotels and sold three full-service assets in the last year. With locations in 88 markets and a focus on the upscale segment of the industry, we believe we are well positioned for any economic environment.”
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Mr. Knight continued, “While the damage to our hotels from hurricanes Harvey and Irma was not material, the storms had a devastating impact on numerous communities. We are incredibly proud of the operating teams at our hotels in the paths of the storms. Our hotel associates, some with catastrophic damage to their own homes, worked tirelessly to ensure the safety and comfort of our guests and we commend them for their hard work and continued efforts to aid in the rebuilding of their communities.”

Hotel Portfolio Overview
Apple Hospitality owns a highly diversified hotel portfolio, which helps insulate the revenue stream of the Company from regional economic dislocations that may occur from time to time. As of October 31, 2017, Apple Hospitality owned 238 hotels with 30,187 rooms, comprised of 117 Marriott® branded hotels and 121 Hilton® branded hotels, with locations in 88 markets throughout 34 states.

Transactional Activity
Acquisitions
On September 12, 2017, Apple Hospitality acquired the newly-constructed, dual-branded Hilton Garden Inn® and Home2 Suites by Hilton® property in Birmingham, Alabama, with a combined total of 210 rooms, for a gross purchase price of approximately $38 million.

On October 13, 2017, the Company acquired an existing 179-room Residence Inn by Marriott® in Portland, Maine, for a gross purchase price of approximately $56 million.

On October 20, 2017, the Company acquired an existing 136-room Residence Inn by Marriott® in the Murray suburb of Salt Lake City, Utah, for a gross purchase price of approximately $26 million.

Effective September 1, 2016, Apple Hospitality completed its merger with Apple REIT Ten, Inc. (“Apple Ten”).  The merger added 56 Marriott® and Hilton® branded primarily select-service and extended-stay hotels with 7,209 guestrooms to the Company’s portfolio. As consideration in the merger, the Company issued approximately 49 million common shares and paid approximately $94 million to the Apple Ten shareholders, and assumed approximately $257 million of debt.

Dispositions
On October 5, 2017, the Company completed the sale of the 316-room Marriott® in Fairfax, Virginia, for a gross sales price of approximately $42 million. The sale resulted in an estimated gain of approximately $0.3 million, which will be recognized in the fourth quarter of 2017.

Capital Improvements
Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2017, the Company invested approximately $42 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing an additional $25 million in capital improvements during the remainder of 2017, which includes various scheduled renovation projects for approximately 15 properties.
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Balance Sheet
As of September 30, 2017, Apple Hospitality had approximately $1.3 billion of total outstanding indebtedness with a current combined weighted average interest rate of approximately 3.5 percent for the remainder of 2017. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $430 million in property-level debt secured by 28 hotels and $877 million outstanding on its unsecured credit facilities. In July 2017, the Company entered into an unsecured $85 million seven-year term loan. The net proceeds from the term loan were used to pay down borrowings on the Company’s revolving credit facility. The term loan is subject to requirements and covenants similar to the Company’s unsecured $965 million credit facility.  The interest rate for the term loan is equal to an annual rate of the one month LIBOR plus a margin ranging from 1.80 percent to 2.60 percent, depending upon the Company’s leverage ratio. In conjunction with the term loan, the Company entered into interest rate swap agreements to effectively fix the interest rate on the $85 million term loan at 3.76 percent. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at September 30, 2017, was approximately $323 million. The Company’s total debt to total capitalization at September 30, 2017, was approximately 24 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace.

Shareholder Distributions
Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended September 30, 2017. Based on the Company’s common share closing price of $18.92 on November 2, 2017, the annualized distribution of $1.20 per common share represents an annual yield of approximately 6.3 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2017 Outlook
Apple Hospitality is providing its operational and financial outlook for 2017. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Growth and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, including those acquired through the Apple Ten merger, as if the hotels were owned as of January 1, 2016, and exclude completed dispositions since January 1, 2016. For the full year 2017, the Company anticipates:

	2017 Guidance(1)
	Low-End	High-End

Net income	$206 Million	$223 Million

Comparable Hotels RevPAR Growth	0.0%	1.5%

Comparable Hotels Adjusted Hotel EBITDA Margin %	36.8%	37.5%

Adjusted EBITDA	$425 Million	$440 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDA guidance are included below.

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Earnings Call
The Company will host a quarterly conference call for investors and interested parties on Tuesday, November 7, 2017, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on November 7, 2017, through 11:59 p.m. Eastern Time on November 21, 2017. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 13671610. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 238 hotels, with more than 30,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 34 states. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations, or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that have been or may be instituted against Apple Hospitality or others; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could
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be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
(804) 727-6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation
of $686,787 and $557,597, respectively	$4,742,590	$4,823,489
Assets held for sale	40,626	39,000
Restricted cash-furniture, fixtures and other escrows	30,299	29,425
Due from third party managers, net	52,354	31,460
Other assets, net	48,018	56,509
Total Assets	$4,913,887	$4,979,883

Liabilities
Revolving credit facility	$216,700	$270,000
Term loans	655,988	570,934
Mortgage debt	432,783	497,029
Accounts payable and other liabilities	104,467	124,856
Total Liabilities	1,409,938	1,462,819

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued
and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares;
issued and outstanding 223,060,840 and 222,938,648 shares, respectively	4,455,390	4,453,205
Accumulated other comprehensive income	5,218	4,589
Distributions greater than net income	(956,659)	(940,730)
Total Shareholders' Equity	3,503,949	3,517,064

Total Liabilities and Shareholders' Equity	$4,913,887	$4,979,883

Note:
The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

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Apple Hospitality REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Room	$302,298	$255,269	$877,974	$698,759
Other	22,628	21,202	71,581	59,835
Total revenue	324,926	276,471	949,555	758,594

Expenses:
Operating	79,975	69,082	235,474	187,370
Hotel administrative	24,842	20,866	74,895	57,921
Sales and marketing	25,488	21,329	75,867	59,244
Utilities	12,036	10,543	31,982	25,862
Repair and maintenance	12,199	10,478	36,394	29,167
Franchise fees	13,974	11,834	40,611	32,212
Management fees	11,315	9,205	33,072	26,189
Property taxes, insurance and other	17,598	14,787	52,346	40,315
Ground lease	2,831	2,615	8,486	7,587
General and administrative	5,350	2,623	18,255	12,511
Transaction and litigation costs (reimbursements)	-	36,452	(2,586)	37,861
Loss on impairment of depreciable real estate assets	-	5,471	7,875	5,471
Depreciation	44,110	37,343	131,770	104,651
Total expenses	249,718	252,628	744,441	626,361

Operating income	75,208	23,843	205,114	132,233

Interest and other expense, net	(12,024)	(10,156)	(35,590)	(28,519)
Gain (loss) on sale of real estate	(157)	-	15,983	-

Income before income taxes	63,027	13,687	185,507	103,714

Income tax benefit (expense)	(203)	7	(712)	(616)

Net income	$62,824	$13,694	$184,795	$103,098

Other comprehensive income (loss):
Interest rate derivatives	259	4,261	629	(7,934)

Comprehensive income	$63,083	$17,955	$185,424	$95,164

Basic and diluted net income per common share	$0.28	$0.07	$0.83	$0.57

Weighted average common shares outstanding - basic and diluted	223,057	190,563	223,052	180,004

Note:
The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

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Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change

Room revenue	$299,987	$294,296	1.9%	$867,213	$855,115	1.4%
Other revenue	21,871	22,651	(3.4%)	67,949	67,651	0.4%
Total revenue	321,858	316,947	1.5%	935,162	922,766	1.3%

Total operating expenses	196,764	193,548	1.7%	575,084	558,515	3.0%

Adjusted Hotel EBITDA	$125,094	$123,399	1.4%	$360,078	$364,251	(1.1%)
Adjusted Hotel EBITDA Margin %	38.9%	38.9%	-	38.5%	39.5%	(100 bps )

ADR (Comparable Hotels)	$136.83	$134.79	1.5%	$135.84	$134.88	0.7%
Occupancy (Comparable Hotels)	80.2%	80.4%	(0.2%)	78.8%	78.7%	0.1%
RevPAR (Comparable Hotels)	$109.77	$108.32	1.3%	$107.10	$106.20	0.8%

ADR (Actual)	$136.73	$136.04	0.5%	$135.97	$135.88	0.1%
Occupancy (Actual)	80.0%	80.2%	(0.2%)	78.7%	78.9%	(0.3%)
RevPAR (Actual)	$109.45	$109.07	0.3%	$106.96	$107.18	(0.2%)

Reconciliation to Actual Results

Total Revenue (Actual)	$324,926	$276,471		$949,555	$758,594
Revenue from acquisitions prior to ownership	-	49,452		-	191,165
Revenue from dispositions/assets held for sale	(3,017)	(8,929)		(14,248)	(26,996)
Lease revenue intangible amortization	(51)	(47)		(145)	3
Comparable Hotels Total Revenue	$321,858	$316,947		$935,162	$922,766

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$125,750	$106,707		$363,720	$295,719
AHEBITDA from acquisitions prior to ownership	-	18,985		-	75,552
AHEBITDA from dispositions/assets held for sale	(656)	(2,293)		(3,642)	(7,020)
Comparable Hotels AHEBITDA	$125,094	$123,399		$360,078	$364,251

Note:
Comparable Hotels is defined as the 236 hotels owned and held for use by the Company as of September 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.
Comparable Hotels Quarterly Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017

Room revenue	$244,192	$260,563	$300,256	$294,296	$251,554	$264,521	$302,705	$299,987
Other revenue	22,583	21,431	23,569	22,651	22,588	21,670	24,408	21,871
Total revenue	266,775	281,994	323,825	316,947	274,142	286,191	327,113	321,858

Total operating expenses	171,683	175,794	189,173	193,548	177,017	182,066	196,254	196,764

Adjusted Hotel EBITDA	$95,092	$106,200	$134,652	$123,399	$97,125	$104,125	$130,859	$125,094
Adjusted Hotel EBITDA Margin %	35.6%	37.7%	41.6%	38.9%	35.4%	36.4%	40.0%	38.9%

ADR (Comparable Hotels)	$126.57	$132.62	$136.99	$134.79	$127.68	$133.00	$137.41	$136.83
Occupancy (Comparable Hotels)	71.8%	73.8%	82.0%	80.4%	72.5%	74.6%	81.6%	80.2%
RevPAR (Comparable Hotels)	$90.85	$97.89	$112.34	$108.32	$92.58	$99.25	$112.15	$109.77

ADR (Actual)	$127.04	$133.16	$138.16	$136.04	$127.81	$133.39	$137.56	$136.73
Occupancy (Actual)	71.9%	74.1%	82.2%	80.2%	72.4%	74.4%	81.5%	80.0%
RevPAR (Actual)	$91.36	$98.66	$113.59	$109.07	$92.52	$99.27	$112.10	$109.45

Reconciliation to Actual Results

Total Revenue (Actual)	$213,033	$224,487	$257,636	$276,471	$282,431	$292,925	$331,704	$324,926
Revenue from acquisitions prior to ownership	62,799	65,479	76,234	49,452	-	-	-	-
Revenue from dispositions/assets held for sale	(9,024)	(8,069)	(9,998)	(8,929)	(8,242)	(6,687)	(4,544)	(3,017)
Lease revenue intangible amortization	(33)	97	(47)	(47)	(47)	(47)	(47)	(51)
Comparable Hotels Total Revenue	$266,775	$281,994	$323,825	$316,947	$274,142	$286,191	$327,113	$321,858

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$74,790	$83,438	$105,574	$106,707	$99,291	$105,832	$132,138	$125,750
AHEBITDA from acquisitions prior to ownership	22,825	24,494	32,073	18,985	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(2,523)	(1,732)	(2,995)	(2,293)	(2,166)	(1,707)	(1,279)	(656)
Comparable Hotels AHEBITDA	$95,092	$106,200	$134,652	$123,399	$97,125	$104,125	$130,859	$125,094

Note:
Comparable Hotels is defined as the 236 hotels owned and held for use by the Company as of September 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.
Same Store Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change

Room revenue	$230,819	$227,863	1.3%	$665,311	$662,984	0.4%
Other revenue	17,069	17,896	(4.6%)	53,692	53,789	(0.2%)
Total revenue	247,888	245,759	0.9%	719,003	716,773	0.3%

Total operating expenses	152,069	150,336	1.2%	444,179	435,212	2.1%

Adjusted Hotel EBITDA	$95,819	$95,423	0.4%	$274,824	$281,561	(2.4%)
Adjusted Hotel EBITDA Margin %	38.7%	38.8%	(10 bps )	38.2%	39.3%	(110 bps )

ADR (Same Store Hotels)	$138.86	$136.60	1.7%	$137.09	$136.09	0.7%
Occupancy (Same Store Hotels)	80.2%	80.5%	(0.4%)	79.0%	79.0%	-
RevPAR (Same Store Hotels)	$111.42	$110.02	1.3%	$108.23	$107.49	0.7%

ADR (Actual)	$136.73	$136.04	0.5%	$135.97	$135.88	0.1%
Occupancy (Actual)	80.0%	80.2%	(0.2%)	78.7%	78.9%	(0.3%)
RevPAR (Actual)	$109.45	$109.07	0.3%	$106.96	$107.18	(0.2%)

Reconciliation to Actual Results

Total Revenue (Actual)	$324,926	$276,471		$949,555	$758,594
Revenue from acquisitions	(73,970)	(23,880)		(216,159)	(23,880)
Revenue from dispositions/assets held for sale	(3,017)	(6,785)		(14,248)	(17,944)
Lease revenue intangible amortization	(51)	(47)		(145)	3
Same Store Hotels Total Revenue	$247,888	$245,759		$719,003	$716,773

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$125,750	$106,707		$363,720	$295,719
AHEBITDA from acquisitions	(29,275)	(9,490)		(85,254)	(9,490)
AHEBITDA from dispositions/assets held for sale	(656)	(1,794)		(3,642)	(4,668)
Same Store Hotels AHEBITDA	$95,819	$95,423		$274,824	$281,561

Note:
Same Store Hotels is defined as the 177 hotels owned and held for use by the Company as of January 1, 2016 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.
Same Store Hotels Quarterly Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017

Room revenue	$202,285	$232,836	$227,863	$193,850	$202,007	$232,485	$230,819
Other revenue	17,156	18,737	17,896	18,361	17,243	19,380	17,069
Total revenue	219,441	251,573	245,759	212,211	219,250	251,865	247,888

Total operating expenses	137,197	147,679	150,336	137,389	140,244	151,866	152,069

Adjusted Hotel EBITDA	$82,244	$103,894	$95,423	$74,822	$79,006	$99,999	$95,819
Adjusted Hotel EBITDA Margin %	37.5%	41.3%	38.8%	35.3%	36.0%	39.7%	38.7%

ADR (Same Store Hotels)	$133.16	$138.23	$136.60	$128.69	$133.43	$138.65	$138.86
Occupancy (Same Store Hotels)	74.2%	82.2%	80.5%	72.7%	74.7%	81.8%	80.2%
RevPAR (Same Store Hotels)	$98.75	$113.66	$110.02	$93.60	$99.70	$113.45	$111.42

ADR (Actual)	$133.16	$138.16	$136.04	$127.81	$133.39	$137.56	$136.73
Occupancy (Actual)	74.1%	82.2%	80.2%	72.4%	74.4%	81.5%	80.0%
RevPAR (Actual)	$98.66	$113.59	$109.07	$92.52	$99.27	$112.10	$109.45

Reconciliation to Actual Results

Total Revenue (Actual)	$224,487	$257,636	$276,471	$282,431	$292,925	$331,704	$324,926
Revenue from acquisitions	-	-	(23,880)	(61,931)	(66,941)	(75,248)	(73,970)
Revenue from dispositions/assets held for sale	(5,143)	(6,016)	(6,785)	(8,242)	(6,687)	(4,544)	(3,017)
Lease revenue intangible amortization	97	(47)	(47)	(47)	(47)	(47)	(51)
Same Store Hotels Total Revenue	$219,441	$251,573	$245,759	$212,211	$219,250	$251,865	$247,888

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$83,438	$105,574	$106,707	$99,291	$105,832	$132,138	$125,750
AHEBITDA from acquisitions	-	-	(9,490)	(22,303)	(25,119)	(30,860)	(29,275)
AHEBITDA from dispositions/assets held for sale	(1,194)	(1,680)	(1,794)	(2,166)	(1,707)	(1,279)	(656)
Same Store Hotels AHEBITDA	$82,244	$103,894	$95,423	$74,822	$79,006	$99,999	$95,819

Note:
Same Store Hotels is defined as the 177 hotels owned and held for use by the Company as of January 1, 2016 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA
(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization.  The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

The Company considers the exclusion or inclusion of certain additional items from EBITDA (Adjusted EBITDA) useful, including (i) the exclusion of transaction and litigation costs (reimbursements), gains or losses from sales of real estate, and the loss on impairment of depreciable real estate assets, as these items do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDA (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA on a quarterly basis from December 31, 2015 through September 30, 2017.

	Three Months Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Net income (loss)	$(17,792)	$34,686	$54,718	$13,694	$41,554	$34,365	$87,606	$62,824
Depreciation	33,244	33,484	33,824	37,343	43,512	43,767	43,893	44,110
Amortization of favorable and unfavorable leases, net	133	262	119	132	161	165	168	165
Interest and other expense, net	8,867	8,803	9,560	10,156	11,507	11,717	11,849	12,024
Income tax (benefit) expense	26	263	360	(7)	(185)	250	259	203
EBITDA	24,478	77,498	98,581	61,318	96,549	90,264	143,775	119,326
Transaction and litigation costs (reimbursements)	(710)	293	1,116	36,452	(2,872)	-	(2,586)	-
(Gain) Loss on sale of real estate	72	-	-	-	153	-	(16,140)	157
Loss on impairment of depreciable real estate assets	45,000	-	-	5,471	-	7,875	-	-
Non-cash straight-line ground lease expense	819	819	817	843	940	939	938	917
Adjusted EBITDA	$69,659	$78,610	$100,514	$104,084	$94,770	$99,078	$125,987	$120,400
General and administrative expense	5,131	4,828	5,060	2,623	4,521	6,754	6,151	5,350
Adjusted Hotel EBITDA	$74,790	$83,438	$105,574	$106,707	$99,291	$105,832	$132,138	$125,750

Page | 12

Apple Hospitality REIT, Inc.
2017 Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited) (in thousands)

The guidance of net income, EBITDA and Adjusted EBITDA are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The following table reconciles the Company’s GAAP net income guidance to EBITDA and Adjusted EBITDA guidance for the year ended December 31, 2017.

	Year Ended December 31, 2017
	Low-End	High-End
Net income	$206,200	$223,200
Depreciation	176,000	175,000
Amortization of favorable and unfavorable leases, net	675	675
Interest and other expense, net	48,500	47,000
Income tax expense	850	1,350
EBITDA	432,225	447,225
Transaction and litigation reimbursements	(2,600)	(2,600)
Gain on sale of real estate	(16,200)	(16,200)
Loss on impairment of depreciable real estate assets	7,875	7,875
Non-cash straight-line ground lease expense	3,700	3,700
Adjusted EBITDA	$425,000	$440,000

Page | 13

Apple Hospitality REIT, Inc.
Reconciliation of Net Income to FFO and MFFO
(Unaudited) (in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.  The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the NAREIT definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO (MFFO) for certain additional items that are not in NAREIT’s definition of FFO, including: (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.  The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2017 and 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$62,824	$13,694	$184,795	$103,098
Depreciation of real estate owned	43,880	37,114	131,081	103,962
(Gain) loss on sale of real estate	157	-	(15,983)	-
Loss on impairment of depreciable real estate assets	-	5,471	7,875	5,471
Amortization of favorable and unfavorable leases, net	165	132	498	513
Funds from operations	107,026	56,411	308,266	213,044
Transaction and litigation costs (reimbursements)	-	36,452	(2,586)	37,861
Non-cash straight-line ground lease expense	917	843	2,794	2,479
Modified funds from operations	$107,943	$93,706	$308,474	$253,384

Page | 14

Apple Hospitality REIT, Inc.
Debt Summary
(Unaudited) ($ in thousands)
September 30, 2017

	October 1 - December 31, 2017	2018	2019	2020	2021	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$2,701	$11,071	$248,408	$451,164	$95,311	$498,181	$1,306,836	$1,307,025
Average interest rates	3.5%	3.5%	3.5%	3.8%	4.0%	4.0%

Variable rate debt:
Maturities	$-	$-	$216,700	$425,000	$50,000	$185,000	$876,700	$877,783
Average interest rates (1)	3.0%	3.0%	3.0%	3.1%	3.3%	3.4%

Fixed rate debt:
Maturities	$2,701	$11,071	$31,708	$26,164	$45,311	$313,181	$430,136	$429,242
Average interest rates	4.5%	4.5%	4.5%	4.5%	4.4%	4.3%

(1)  The average interest rate gives effect to interest rate swaps, as applicable.
Note:
See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Page | 15

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics Top 20 Markets(1)
Three Months ended September 30
(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017
Top 20 Markets
Los Angeles/Long Beach, CA	8	92.3%	89.9%	2.7%	$178.54	$177.40	0.6%	$164.71	$159.40	3.3%	6.4%
San Diego, CA	7	85.0%	83.8%	1.4%	$167.32	$159.99	4.6%	$142.29	$134.11	6.1%	6.1%
Chicago, IL	8	82.3%	82.6%	(0.3)%	$130.81	$132.40	(1.2)%	$107.71	$109.35	(1.5)%	4.5%
Seattle, WA	3	92.7%	91.8%	1.0%	$235.39	$235.24	0.1%	$218.14	$215.89	1.0%	4.4%
Anaheim/Santa Ana, CA	6	87.9%	87.9%	0.1%	$153.03	$152.97	0.0%	$134.56	$134.38	0.1%	3.9%
Nashville, TN	5	87.4%	87.6%	(0.3)%	$171.96	$168.21	2.2%	$150.30	$147.40	2.0%	3.9%
Norfolk/Virginia Beach, VA	4	88.1%	89.5%	(1.6)%	$193.86	$194.64	(0.4)%	$170.72	$174.11	(1.9)%	3.3%
Dallas, TX	9	73.9%	78.8%	(6.3)%	$118.44	$118.21	0.2%	$87.48	$93.20	(6.1)%	2.6%
Denver, CO	3	88.8%	90.4%	(1.8)%	$162.14	$163.86	(1.1)%	$144.02	$148.20	(2.8)%	2.5%
North Carolina East	5	85.6%	82.4%	3.9%	$136.32	$130.87	4.2%	$116.64	$107.81	8.2%	2.4%
Richmond/Petersburg, VA	4	75.5%	72.8%	3.7%	$146.37	$143.74	1.8%	$110.50	$104.63	5.6%	2.3%
Austin, TX	7	75.9%	77.8%	(2.5)%	$118.75	$119.09	(0.3)%	$90.11	$92.66	(2.7)%	2.1%
Houston, TX	6	67.6%	60.2%	12.3%	$124.77	$117.90	5.8%	$84.36	$70.96	18.9%	1.9%
Omaha, NE	4	76.6%	82.1%	(6.6)%	$131.91	$132.01	(0.1)%	$101.08	$108.36	(6.7)%	1.8%
Oklahoma City, OK	4	79.9%	81.1%	(1.5)%	$130.46	$136.95	(4.7)%	$104.20	$111.10	(6.2)%	1.8%
Idaho	2	85.4%	86.6%	(1.3)%	$131.48	$125.42	4.8%	$112.30	$108.57	3.4%	1.7%
Boston, MA	4	83.6%	85.6%	(2.4)%	$136.82	$133.04	2.8%	$114.32	$113.94	0.3%	1.7%
Indiana North	3	81.2%	82.8%	(2.0)%	$152.68	$146.42	4.3%	$123.98	$121.29	2.2%	1.6%
Washington, DC-MD-VA	4	84.6%	83.3%	1.5%	$123.55	$124.18	(0.5)%	$104.52	$103.49	1.0%	1.6%
Kansas City, MO-KS	5	83.4%	81.1%	2.9%	$122.75	$120.66	1.7%	$102.42	$97.80	4.7%	1.6%
Top 20 Markets	101	82.5%	82.4%	0.1%	$148.22	$146.48	1.2%	$122.22	$120.69	1.3%	58.1%

All Other Markets	135	78.2%	78.5%	(0.4)%	$125.77	$123.37	1.9%	$98.31	$96.80	1.6%	41.9%

Total Portfolio	236	80.2%	80.4%	(0.2)%	$136.83	$134.79	1.5%	$109.77	$108.32	1.3%	100.0%

(1) Based on Comparable Hotels Adjusted Hotel EBITDA contribution.
Note:  Market categorization is based on STR designation.

Page | 16

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics Top 20 Markets(1)
Nine Months ended September 30
(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
Top 20 Markets
Los Angeles/Long Beach, CA	8	90.8%	91.9%	(1.2)%	$170.40	$180.15	(5.4)%	$154.67	$165.53	(6.6)%	6.1%
San Diego, CA	7	83.3%	79.6%	4.6%	$157.38	$151.80	3.7%	$131.03	$120.80	8.5%	5.6%
Anaheim/Santa Ana, CA	6	86.5%	86.3%	0.3%	$149.01	$146.48	1.7%	$128.92	$126.39	2.0%	3.9%
Nashville, TN	5	83.5%	87.5%	(4.6)%	$172.27	$169.79	1.5%	$143.82	$148.64	(3.2)%	3.8%
Chicago, IL	8	75.2%	74.7%	0.6%	$127.33	$129.28	(1.5)%	$95.74	$96.59	(0.9)%	3.8%
Seattle, WA	3	85.9%	85.2%	0.8%	$207.94	$198.78	4.6%	$178.63	$169.36	5.5%	3.4%
Dallas, TX	9	75.7%	80.0%	(5.3)%	$121.01	$120.80	0.2%	$91.65	$96.63	(5.2)%	3.1%
Phoenix, AZ	8	72.8%	72.4%	0.6%	$124.13	$120.75	2.8%	$90.36	$87.38	3.4%	3.0%
Richmond/Petersburg, VA	4	76.2%	72.4%	5.2%	$149.10	$145.79	2.3%	$113.64	$105.62	7.6%	2.9%
Austin, TX	7	76.5%	80.1%	(4.6)%	$126.93	$129.77	(2.2)%	$97.05	$103.98	(6.7)%	2.4%
Denver, CO	3	82.3%	80.4%	2.3%	$156.27	$155.65	0.4%	$128.57	$125.20	2.7%	2.2%
Omaha, NE	4	75.5%	77.9%	(3.1)%	$139.49	$142.16	(1.9)%	$105.31	$110.72	(4.9)%	2.1%
North Carolina East	5	81.6%	80.9%	0.8%	$123.79	$119.73	3.4%	$100.98	$96.88	4.2%	2.0%
Norfolk/Virginia Beach, VA	4	79.1%	76.9%	2.9%	$153.05	$154.62	(1.0)%	$121.08	$118.83	1.9%	2.0%
Oklahoma City, OK	4	79.1%	80.4%	(1.6)%	$134.50	$138.18	(2.7)%	$106.36	$111.03	(4.2)%	1.9%
Washington, DC-MD-VA	4	79.7%	80.6%	(1.1)%	$133.02	$132.12	0.7%	$106.03	$106.50	(0.4)%	1.8%
Houston, TX	6	66.1%	62.7%	5.4%	$123.00	$126.58	(2.8)%	$81.33	$79.41	2.4%	1.7%
Idaho	2	83.1%	82.3%	0.9%	$129.39	$125.49	3.1%	$107.51	$103.33	4.0%	1.7%
Fort Worth/Arlington, TX	5	73.9%	81.4%	(9.2)%	$130.11	$123.57	5.3%	$96.17	$100.58	(4.4)%	1.7%
Miami/Hialeah, FL	3	88.1%	89.8%	(2.0)%	$146.53	$154.57	(5.2)%	$129.02	$138.86	(7.1)%	1.6%
Top 20 Markets	105	79.3%	79.7%	(0.4)%	$143.28	$143.11	0.1%	$113.64	$113.99	(0.3)%	56.7%

All Other Markets	131	78.4%	77.8%	0.7%	$128.27	$126.38	1.5%	$100.52	$98.35	2.2%	43.3%

Total Portfolio	236	78.8%	78.7%	0.1%	$135.84	$134.88	0.7%	$107.10	$106.20	0.8%	100.0%

(1) Based on Comparable Hotels Adjusted Hotel EBITDA contribution.
Note:  Market categorization is based on STR designation.
Page | 17

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Three Months ended September 30
(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017
STR Region
East North Central	15	81.8%	82.1%	(0.3)%	$134.04	$134.31	(0.2)%	$109.69	$110.26	(0.5)%	7.9%
East South Central	29	78.9%	79.5%	(0.7)%	$129.36	$127.38	1.6%	$102.12	$101.23	0.9%	9.3%
Middle Atlantic	12	82.4%	83.5%	(1.3)%	$161.66	$164.81	(1.9)%	$133.24	$137.61	(3.2)%	4.4%
Mountain	19	75.0%	76.6%	(2.0)%	$120.50	$117.29	2.7%	$90.36	$89.80	0.6%	7.1%
New England	4	83.6%	85.6%	(2.4)%	$136.82	$133.04	2.8%	$114.32	$113.94	0.3%	1.7%
Pacific	32	89.3%	88.1%	1.4%	$176.25	$172.89	1.9%	$157.43	$152.33	3.3%	25.9%
South Atlantic	62	81.0%	79.6%	1.7%	$127.82	$124.86	2.4%	$103.49	$99.44	4.1%	23.8%
West North Central	17	80.9%	81.0%	(0.0)%	$128.82	$126.64	1.7%	$104.27	$102.54	1.7%	6.4%
West South Central	46	73.0%	74.8%	(2.4)%	$119.68	$118.75	0.8%	$87.40	$88.85	(1.6)%	13.5%

Total Portfolio	236	80.2%	80.4%	(0.2)%	$136.83	$134.79	1.5%	$109.77	$108.32	1.3%	100.0%

Note:  Region categorization is based on STR designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Nine Months ended September 30
(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
STR Region
East North Central	15	75.5%	75.2%	0.4%	$129.12	$129.82	(0.5)%	$97.52	$97.64	(0.1)%	6.7%
East South Central	29	78.3%	78.5%	(0.2)%	$128.15	$127.46	0.5%	$100.32	$100.02	0.3%	9.1%
Middle Atlantic	12	78.1%	77.7%	0.4%	$156.27	$161.82	(3.4)%	$122.01	$125.79	(3.0)%	3.7%
Mountain	19	77.9%	77.8%	0.2%	$128.57	$123.84	3.8%	$100.19	$96.31	4.0%	8.9%
New England	4	76.2%	80.3%	(5.1)%	$132.99	$130.72	1.7%	$101.40	$105.03	(3.5)%	1.4%
Pacific	32	86.7%	85.3%	1.7%	$165.98	$164.60	0.8%	$143.88	$140.33	2.5%	23.6%
South Atlantic	62	80.3%	79.3%	1.3%	$130.27	$128.18	1.6%	$104.61	$101.60	3.0%	25.5%
West North Central	17	77.3%	75.9%	1.8%	$127.86	$128.02	(0.1)%	$98.84	$97.21	1.7%	6.2%
West South Central	46	73.5%	75.9%	(3.2)%	$122.79	$123.02	(0.2)%	$90.24	$93.36	(3.3)%	14.9%

Total Portfolio	236	78.8%	78.7%	0.1%	$135.84	$134.88	0.7%	$107.10	$106.20	0.8%	100.0%

Note:  Region categorization is based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Three Months ended September 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017
Upscale
Courtyard	40	77.2%	76.0%	1.6%	$146.56	$146.48	0.1%	$113.09	$111.28	1.6%	21.3%
Hilton Garden Inn	42	78.2%	80.9%	(3.3)%	$133.70	$132.26	1.1%	$104.60	$106.95	(2.2)%	18.2%
Homewood Suites	34	84.5%	83.3%	1.5%	$133.21	$130.80	1.8%	$112.60	$108.94	3.4%	12.6%
Residence Inn	32	83.6%	83.3%	0.3%	$153.74	$150.86	1.9%	$128.50	$125.69	2.2%	16.4%
SpringHill Suites	17	80.9%	82.5%	(1.9)%	$120.99	$118.40	2.2%	$97.83	$97.63	0.2%	6.5%
Upscale Total	165	80.3%	80.7%	(0.4)%	$139.13	$137.30	1.3%	$111.76	$110.75	0.9%	75.0%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	79.2%	80.1%	(1.0)%	$118.79	$116.24	2.2%	$94.13	$93.07	1.1%	3.4%
Hampton Inn/Hampton Inn & Suites	36	81.0%	81.2%	(0.3)%	$128.73	$126.43	1.8%	$104.24	$102.64	1.6%	13.6%
Home2 Suites	7	83.4%	82.6%	0.9%	$127.26	$123.65	2.9%	$106.09	$102.14	3.9%	2.5%
TownePlace Suites	12	77.1%	76.5%	0.7%	$105.02	$100.34	4.7%	$80.93	$76.80	5.4%	2.9%
Upper Midscale Total	66	80.3%	80.4%	(0.1)%	$123.34	$120.52	2.3%	$99.02	$96.88	2.2%	22.4%

Upper Upscale
Embassy Suites	2	92.0%	88.2%	4.3%	$193.11	$198.80	(2.9)%	$177.65	$175.36	1.3%	1.7%
Marriott	2	63.9%	62.0%	3.0%	$147.58	$143.21	3.1%	$94.34	$88.84	6.2%	1.3%
Renaissance	1	98.0%	91.5%	7.1%	$251.78	$262.08	(3.9)%	$246.80	$239.93	2.9%	(0.4)%
Upper Upscale Total	5	77.9%	74.6%	4.3%	$186.18	$187.76	(0.8)%	$144.98	$140.13	3.5%	2.6%

Total Portfolio	236	80.2%	80.4%	(0.2)%	$136.83	$134.79	1.5%	$109.77	$108.32	1.3%	100.0%

Note:  Chain scale categorization is based on STR designation.
Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Nine Months ended September 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
Upscale
Courtyard	40	75.6%	75.0%	0.8%	$142.01	$143.55	(1.1)%	$107.32	$107.61	(0.3)%	20.2%
Hilton Garden Inn	42	77.0%	78.4%	(1.8)%	$134.79	$133.47	1.0%	$103.75	$104.66	(0.9)%	18.8%
Homewood Suites	34	83.1%	82.7%	0.5%	$136.83	$135.79	0.8%	$113.72	$112.25	1.3%	13.2%
Residence Inn	32	81.9%	81.4%	0.6%	$148.24	$146.13	1.4%	$121.39	$119.00	2.0%	15.7%
SpringHill Suites	17	79.1%	78.8%	0.3%	$121.37	$119.71	1.4%	$95.96	$94.36	1.7%	6.7%
Upscale Total	165	78.8%	78.9%	(0.1)%	$138.01	$137.22	0.6%	$108.78	$108.24	0.5%	74.6%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	79.8%	79.3%	0.6%	$119.72	$117.94	1.5%	$95.53	$93.58	2.1%	3.6%
Hampton Inn/Hampton Inn & Suites	36	78.8%	79.0%	(0.2)%	$129.54	$128.65	0.7%	$102.11	$101.58	0.5%	13.6%
Home2 Suites	7	83.5%	84.6%	(1.2)%	$126.36	$122.66	3.0%	$105.55	$103.75	1.7%	2.5%
TownePlace Suites	12	77.1%	77.1%	0.1%	$105.34	$101.02	4.3%	$81.25	$77.86	4.4%	3.1%
Upper Midscale Total	66	79.1%	79.2%	(0.0)%	$123.83	$122.00	1.5%	$98.00	$96.58	1.5%	22.8%

Upper Upscale
Embassy Suites	2	88.2%	83.5%	5.7%	$177.96	$180.14	(1.2)%	$156.98	$150.34	4.4%	1.5%
Marriott	2	66.4%	63.9%	3.9%	$149.36	$148.56	0.5%	$99.16	$94.97	4.4%	1.8%
Renaissance	1	92.8%	86.2%	7.6%	$236.33	$253.64	(6.8)%	$219.23	$218.60	0.3%	(0.7)%
Upper Upscale Total	5	77.2%	73.4%	5.2%	$177.28	$180.80	(1.9)%	$136.88	$132.65	3.2%	2.6%

Total Portfolio	236	78.8%	78.7%	0.1%	$135.84	$134.88	0.7%	$107.10	$106.20	0.8%	100.0%

Note:  Chain scale categorization is based on STR designation.
Page | 19

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Three Months ended September 30
(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017	Q3 2016	% Change	Q3 2017
STR Location
Airport	16	83.6%	83.8%	(0.3)%	$130.62	$125.92	3.7%	$109.13	$105.50	3.4%	6.3%
Interstate	8	74.7%	76.0%	(1.7)%	$114.06	$117.26	(2.7)%	$85.17	$89.10	(4.4)%	2.5%
Resort	9	82.5%	82.4%	0.2%	$148.31	$145.62	1.8%	$122.37	$119.95	2.0%	5.5%
Small Metro/Town	19	72.0%	72.1%	(0.1)%	$106.41	$105.27	1.1%	$76.61	$75.85	1.0%	4.1%
Suburban	147	80.6%	80.1%	0.6%	$133.82	$131.77	1.6%	$107.79	$105.55	2.1%	59.9%
Urban	37	81.3%	83.2%	(2.3)%	$159.18	$156.82	1.5%	$129.41	$130.44	(0.8)%	21.7%

Total Portfolio	236	80.2%	80.4%	(0.2)%	$136.83	$134.79	1.5%	$109.77	$108.32	1.3%	100.0%

Note:  Location categorization is based on STR designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Nine Months ended September 30
(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
STR Location
Airport	16	83.1%	83.6%	(0.6)%	$133.08	$130.06	2.3%	$110.61	$108.75	1.7%	6.8%
Interstate	8	73.1%	73.7%	(0.8)%	$112.46	$114.19	(1.5)%	$82.17	$84.14	(2.3)%	2.5%
Resort	9	82.5%	80.4%	2.7%	$145.51	$142.59	2.1%	$120.10	$114.60	4.8%	5.3%
Small Metro/Town	19	73.5%	73.6%	(0.3)%	$113.32	$110.72	2.3%	$83.24	$81.54	2.1%	4.9%
Suburban	147	78.7%	78.3%	0.5%	$132.02	$131.87	0.1%	$103.88	$103.28	0.6%	58.6%
Urban	37	79.9%	80.7%	(1.0)%	$157.80	$155.91	1.2%	$126.02	$125.77	0.2%	21.9%

Total Portfolio	236	78.8%	78.7%	0.1%	$135.84	$134.88	0.7%	$107.10	$106.20	0.8%	100.0%

Note:  Location categorization is based on STR designation.

Page | 20